Exhibit 5.1
February 2, 2001

Vulcan Materials Company
1200 Urban Center Drive
Birmingham, Alabama 35242

           Re:      Vulcan Materials Company -- Registration Statement on Form S-3

Ladies and Gentleman:

           I am Senior Vice President, General Counsel and Secretary of Vulcan Materials Company (the "Company") and have acted as counsel to the Company in connection with the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") pursuant to Rule 462(b) under the Securities Act, as amended (the "Securities Act"), for the registration of the offer and sale by the Company of up to $40,000,000 in aggregate principal amount of debt securities of the Company (the "Debt Securities").

           The Debt Securities will be issued by the Company pursuant to an indenture, dated as of May 1, 1991, between the Company and Morgan Guaranty Trust Company of New York (the " Indenture").

           As counsel for the Company, I am generally familiar with the corporate affairs of the Company and its subsidiaries. I am also familiar with the Registration Statement, the prospectus and prospectus supplements contained therein, and the terms of the Indenture. In furnishing this opinion, I have examined such corporate and other records as I have deemed necessary or appropriate to provide a basis for the opinion set forth below. In my examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as original documents, and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

           This opinion is given as of the date hereof and is based upon facts and conditions presently known and laws and regulations presently in effect.

           On the basis of the foregoing, I am of the opinion that, when the issuance of the Debt Securities has been duly authorized by appropriate corporation action and such Debt Securities have been duly executed on behalf of the Company, authenticated, issued, sold and delivered in accordance with the Indenture and the Registration Statement, including the prospectus contained therein as supplemented by the prospectus supplement relating to such Debt Securities, they will be duly authorized and will constitute legal, valid and binding obligations of the Company.

           I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and further consent to the use of my name under the heading "Legal Opinions Regarding the Notes" in the prospectus supplement relating to the Debt Securities.

Very truly yours, /s/William F. Denson, III William F. Denson, III